As filed with the Securities and Exchange Commission on November 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Palisade Bio, Inc. 2021 Inducement Plan

(Full title of the plan)

Thomas M. Hallam

Chief Executive Officer

Palisade Bio, Inc.

5800 Armada Drive, Suite 210

Carlsbad, California 92008

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Karen E. Deschaine, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2021 Inducement Plan Common Stock, $0.01 par value per share	750,000(2)	$2.72(3)	$2,040,000	$189.11

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of Palisade Bio, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock reserved for issuance under the Inducement Plan.
(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market for November 11, 2021.

EXPLANATORY NOTE

On April 27, 2021, the Delaware corporation formerly known as “Seneca Biopharma, Inc.” (the “Registrant”) completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of December 16, 2020, by and among Seneca Biopharma, Inc., Townsgate Acquisition Sub 1, Inc., a Delaware corporation and wholly owned Subsidiary of PubCo (“Merger Sub”), and Leading BioSciences, Inc., a Delaware corporation (“LBS”), upon the completion of the merger of Merger Sub with and into LBS on April 27, 2021 (the “Merger”). Additionally, in connection with the closing of the Merger, the Registrant changed its name from “Seneca Biopharma, Inc.” to “Palisade Bio, Inc.” In connection with the Merger, the Registrant assumed the LBS Plan and all outstanding options granted pursuant to the LBS Plan in accordance with the terms of the LBS Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (“SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 22, 2021;

(b)

The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 14, 2021, August 23, 2021 (as amended by Amendment No. 1 thereto, filed with the SEC on August 14, 2021), and November 12, 2021 respectively;

(c)

the Registrant’s Current Reports on Form 8-K filed with the SEC on March 18, 2021, March 24, 2021, April 9, 2021 (as amended on Form 8-K/A on April 15, 2021 and April 23, 2021), April 27, 2021 (as amended by Amendment No. 1 thereto, filed with the SEC on July 13, 2021), April, 28, 2021, May 6, 2021, May 26, 2021, June 16, 2021, July 9, 2021, July 22, 2021 and August 24, 2021, and October 22, 2021; and

(d)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 1, 2015 (File No. 001-33672) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•
transaction from which the director derives an improper personal benefit;
•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or redemption of shares; or
•
breach of a director’s duty of loyalty to the corporation or its stockholders

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s certificate of incorporation states that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as director.

The Registrant’s bylaws provide that it shall, to the fullest extent authorized by the Delaware General Corporation Law, indemnify any person who was or is made a party or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, against all expenses, liability or loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Our bylaws also provide that we may enter into one or more agreements with any director, officer, employee or agent of ours, or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, that provides for indemnification rights equivalent to or, if our board of directors so determines, greater than, those provided for in such bylaws.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Certificate of Designation of Series A 4.5% Convertible Preferred Stock.
4.3(3)	Amended and Restated Bylaws of the Registrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Dixon Hughes Goodman LLP.
23.3	Consent of Cooley LLP (reference is made to Exhibit 5.1).
24.1	Power of Attorney (reference is made to the signature page hereto).
99.1	Form of Restricted Stock Unit Grant Notice and Award Agreement (2021 Inducement Plan)
99.2	Form of Stock Option Grant Notice and Award Agreement (2021 Inducement Plan)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021.
(2)	Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 12, 2016.
(3)	Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2015.

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 18, 2021.

PALISADE BIO, INC.

By:	/s/ Thomas M. Hallam
Thomas M. Hallam, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Hallam, Ph.D. and J.D. Finley, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas M. Hallam	Chief Executive Officer and Director	November 18, 2021
Thomas M. Hallam, Ph.D.	(Principal Executive Officer)

/s/ J.D. Finley	Chief Financial Officer	November 18, 2021
J.D. Finley	(Principal Financial Officer and Principal Accounting Officer)

/s/ James R. Neal	Chairman of the Board of Directors	November 18, 2021
James R. Neal

/s/ Cristina Csimma	Member of the Board of Directors	November 18, 2021
Cristina Csimma, Pharm.D.

/s/ Stephanie Diaz	Member of the Board of Directors	November 18, 2021
Stephanie Diaz

/s/ Mary Ann Gray	Member of the Board of Directors	November 18, 2021
Mary Ann Gray, Ph.D.

/s/ Robert J. Trenschel	Member of the Board of Directors	November 18, 2021
Robert J. Trenschel, D.O.

/s/ Binxian Wei	Member of the Board of Directors	November 18, 2021
Binxian Wei

/s/ Donald A. Williams	Member of the Board of Directors	November 18, 2021
Donald A. Williams